UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2010

Audience Productions, Inc.

(Exact name of registrant as specified in its charter)

Washington	333-162589	26-3071343
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification Number)
incorporation or organization)	File Number)

2311 N. 45th St., Ste. 310
Seattle, WA 98103

(Address of principal executive offices)

(888) 463-4308

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On June 30, 2010 (the “Effective Date”), Audience Productions, Inc. (the “Company” and the “Licensee”) entered into an Intellectual Property and Technology License Agreement (the “Agreement”) with Jay T. Schwartz, George Brumder, and Julie Chase (collectively, the “Licensor”). The Agreement allows for the licensing by the Licensee from the Licensor of certain technology associated with the Licensee’s website as well as various likenesses (logo, service/trademarks, and artwork) associated with the Licensee (collectively, the “IP”). Consideration for the Agreement was one hundred dollars ($100) payable by the Licensee to the Licensor. The Agreement is a nonexclusive, nontransferable, royalty free license to commercially utilize the IP in the course of the Licensee’s business until the earlier of (i) the sale or liquidation of the Licensee, (ii) the redemption of the Licensee’s Series A Preferred Shares, or (iii) two (2) years from the Effective Date of the Agreement, unless an extension of the Agreement is mutually agreed to between the parties. The full text of the Agreement is filed herewith as Exhibit 10.9 and incorporated herein by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws

On June 30, 2010, the Company’s board of directors adopted, and the shareholders subsequently approved, the Third Amended and Restated Articles of Incorporation of Audience Productions, Inc. (the “Restated Articles”). On July 1, 2010, the Restated Articles were filed with the State of Washington Secretary of State. The full text of the Restated Articles is filed herewith as Exhibit 3(i) and incorporated herein by reference. Material changes made to the Restated Articles include the following:

•	The elimination of the $1.00 par value of each of the three outstanding common shares, a change that does not effect the capital of the Company.

•	The authorization of ninety-nine million, nine hundred and ninety-nine thousand, nine hundred and ninety-seven (99,999,997) additional shares of common stock for a total of one hundred million (100,000,000) authorized shares. The Company has no plans at this time to issue any additional shares of common stock.

•	The authorization of one hundred ninety-nine million, two hundred thousand (199,200,000) additional shares of preferred stock for a total of two hundred million (200,000,000) authorized shares. The Company has no plans at this time to issue any additional shares of preferred stock.

•	The designation, via a certificate of designations, of eight hundred thousand shares of the authorized preferred stock as Series A Preferred Shares.T he full text of the certificate of designations is filed herewith as Exhibit 3(i)(COD) and incorporated herein by reference.

•	The addition of a redemption feature with respect to the Series A Preferred Shares, which will cause the shares to be automatically redeemed upon the shareholder-approved sale of the feature-length film “Lydia Slotnick Unplugged.”

On June 30, 2010, the Board adopted, and the shareholders subsequently approved, the Company’s Second Amended and Restated Bylaws, which caused the Company’s bylaws to apply to all current and future series of preferred shares, not solely to the Series A Preferred Shares. The full text of the bylaws is filed herewith as Exhibit 3(ii) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

AUDIENCE PRODUCTIONS, INC.

By:	/s/ JAY T. SCHWARTZ
Name:	Jay T. Schwartz
Title:	Director and President

Date: July 1, 2010

EXHIBIT INDEX

Exhibit No.	Description	Filing Date
3(i)	Third Amended and Restated Articles of Incorporation dated June 30, 2010	July 1, 2010

3(i)(COD)	Certificate of Designations dated June 30, 2010	July 1, 2010

3(ii)	Second Amended and Restated Bylaws dated June 30, 2010	July 1, 2010

10.9	Intellectual Property and Technology License Agreement dated June 30, 2010	July 1, 2010